EXHIBIT 6


                                        September 17, 1995





PEC Israel Economic Corporation
511 Fifth Avenue
New York, New York 10017

Gentlemen:

          Pursuant to Rule 13d-1(f)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees that PEC Israel Economic Corporation ("PEC") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13D and any amendments thereto in respect of shares of Geotek Communications, Inc. purchased, owned or sold from time to time by the undersigned.

     PEC is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13D or any amendments thereto.

                                        Very truly yours,



                                IDB Development Corporation Ltd.


                                By: s/ELIAHU COHEN
                                    ----------------------------
                                    Eliahu Cohen, Joint Managing
                                                     Director

                                By: s/ARTHUR CAPLAN
                                   -----------------------------
                                   Arthur Caplan, Corporate
                                        Secretary











Agreed:   PEC Israel Economic Corporation


          By  s/JAMES I. EDELSON
             -----------------------------
              James I. Edelson,
              Executive Vice President


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